UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2009
GENOMIC HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51541 (Commission File Number)	77-0552594 (I.R.S. Employer Identification No.)

301 Penobscot Drive Redwood City, California (Address of principal executive offices)	94063 (Zip Code)
(650) 556-9300
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On April 29, 2009, the independent members of the Board of Directors of Genomic Health, Inc. (the “Company”), based upon the approval and recommendation of the Compensation Committee, approved first half of 2009 corporate objectives with respect to the Company’s cash bonus program for 2009 (the “Bonus Program”).
Under the Bonus Program, the eligible bonus pool for all employees, including the Company’s executive officers, will be 10% of the Company’s total salary base, with no preset limitations on minimum or maximum bonus amounts for any employee. The corporate bonus objectives for all employees include objectives related to driving top line revenue for the year, achievement of operational and business metrics, pipeline progress, and operational and organizational excellence. The eligible bonus pool for employees with titles of director and above, including the Company’s executive officers, will be subject to increase by 5% of the total salary base for those employees should the Company meet certain financial objectives and certain objectives with respect to commercialization of a colon cancer test.
Bonuses for non-executive employees will be based in part on achievement of the corporate objectives described above and will be paid once or twice a year, depending on the employee’s title. Bonuses for executive officers will be determined by the Compensation Committee and independent members of the Board of Directors at the time of their annual compensation review based on their assessment of corporate objectives and individual achievements.
The Company expects that the bonuses payable under the Bonus Program will be calculated in the manner set forth above and will vary depending on the extent to which the Company achieves the corporate objectives and the level of attainment of individual performance goals. In addition, the Company’s management, the Compensation Committee and the independent members of the Board of Directors retain the discretion to increase, reduce or eliminate the awards that otherwise might be payable to all employees or any individual employee based on actual performance and structure future or additional bonus and equity incentives in a manner that they believe will appropriately motivate and reward the Company’s employees, including the Company’s executive officers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: May 5, 2009

GENOMIC HEALTH, INC.
By:	/s/ G. Bradley Cole
G. Bradley Cole
Chief Operating Officer and Chief Financial Officer

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